UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)

February 12, 2015

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices)  (Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 12, 2015 (the “Effective Date”), General Growth Properties, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Sandeep Mathrani, pursuant to which Mr. Mathrani agreed to continue to serve as Chief Executive Officer of the Company.

The Employment Agreement provides for a five-year initial term (the “Initial Term”) commencing on January 1, 2015 (the “Commencement Date”) and automatically renews for additional one year periods thereafter.  The Employment Agreement further provides for an annual base salary of $1,200,000 and a target annual bonus of $3,000,000, including a guaranteed minimum annual bonus of $2,000,000 for the 2015 and 2016 calendar years.

In accordance with the terms and conditions of the Employment Agreement, the Company granted Mr. Mathrani an award in an amount valued on the date of grant at $25,000,000, in the form of restricted shares of Common Stock or Full Value LTIP Units, at the election of Mr. Mathrani, which vest in full on the fifth anniversary of the Commencement Date. Mr. Mathrani elected to receive Full Value LTIP Units (the “Full Value LTIP Award”). The Full Value LTIP Award was made pursuant to, and subject to the terms and conditions of, the Company’s 2010 Equity Incentive Plan (the “2010 Plan”).   In addition, each year, Mr. Mathrani will be entitled to receive an annual equity award at the same time that other senior executive officers of the Company are generally granted equity awards, vesting over four years in four equal installments.

If the Company terminates Mr. Mathrani’s employment without “cause” or does not renew the Employment Agreement following the Initial Term, or if Mr. Mathrani terminates his employment for “good reason,” then Mr. Mathrani is eligible to receive two years of salary continuation, two times his annual bonus for the previous year, pro rata annual bonus for the year of termination (based on his annual bonus for the previous year), full vesting of the Full Value LTIP Award and vesting of the portion of the annual equity awards that would otherwise vest during the two year period following termination and two years of welfare benefit continuation.

If Mr. Mathrani’s employment is terminated due to death or disability, then Mr. Mathrani is eligible to receive a pro rata annual bonus for the year of termination (based on his annual bonus for the previous year) and full vesting of the Full Value LTIP Award and the annual equity awards.

The Full Value LTIP Award and the annual equity awards vest in full upon a Change of Control, as defined in the 2010 Plan.

The above descriptions of the Employment Agreement and the Full Value LTIP Award are qualified in their entirety by references to the Employment Agreement and the Full Value LTIP Award, respectively.  The Employment Agreement and the Full Value LTIP Award are attached as Exhibits 10.1 and 10.2 hereto, and are hereby incorporated by reference.

Item 9.01                                           Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 12, 2015, by and between the Company and Sandeep Mathrani

10.2	Full Value LTIP Award, dated February 12, 2015, by and between the Company and Sandeep Mathrani

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

By:	/S/ Stacie L. Herron
Stacie L. Herron
Vice President and Secretary

Date: February 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 12, 2015, by and between the Company and Sandeep Mathrani

10.2	Full Value LTIP Award, dated February 12, 2015, by and between the Company and Sandeep Mathrani